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                                                                   Exhibit 10.26


                  THIS TERMINATION AGREEMENT ("TERMINATION AGREEMENT"), made this 30th day of June, 2002, by and between VALLEY NATIONAL GASES, INC., a West Virginia corporation ("VALLEY") whose address is 67-43rd Street, Wheeling, West Virginia 26003 and Robert D. Scherich ("Scherich") whose address is 600 Gunn Ridge, West Finley, PA 15377-2434.

                  WHEREAS, Valley and Scherich entered into that certain non-qualified benefit plan Agreement ("CONTRACT") dated the 9th day of June, 1997; and

                  WHEREAS, Scherich and Valley desire to terminate the Contract and its non-qualified benefit plan pursuant to the terms of this Termination Agreement, for and in consideration of the assignment and transfer by Valley to Scherich ownership of that certain Security Mutual Life Insurance Co. life insurance policy, number 001229668 ("POLICY"), with the face value of an amount of Ninety Thousand Dollars ($90,000.00), owned by Valley, insuring the life of Scherich; which Policy has an aggregate cash value of Three Thousand Twelve Dollars ($3,012.00) as of the 30th day of June, 2001, and was purchased by Valley to fund Valley's unsecured general liability under the aforesaid non-qualified benefit arrangement.

                  WITNESSETH: That for and in consideration of the payments, covenants and agreements hereinafter contained and otherwise in this Termination Agreement, Valley and Scherich agree as follows:

         1. The recitations ("WHEREAS" clauses) and defined terms set forth hereinabove are incorporated herein by reference and made part of this Termination Agreement.

         2. The Contract and the non-qualified benefit plan subject thereof is hereby terminated.

         3. As consideration for the Termination Agreement and the release and discharge of liability and obligations of Valley under Paragraph 4, hereinafter, Valley shall, as soon as possible after the date of this Termination Agreement, assign and transfer ownership of the Policy to Scherich.

         4. For and in consideration of the transfer and assignment of the ownership of the Policy to Scherich as set forth in Paragraph 3, hereinabove, Scherich for himself, his heirs, beneficiaries, assigns or executors does hereby release and forever discharge Valley of and from all obligations and liability which Valley may have, if any, to Scherich arising out of and relating to the Contract and its non-qualified defined benefit retirement plan and arrangement; and in that regard, Scherich for himself, his heirs, beneficiaries, assigns or executors does hereby release


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and forever discharge Valley, its successors and assigns, as well as any and all of their directors, officers, agents, representatives and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature, in law or equity, whether arising by tort, contract, statute or otherwise, whether now known or unknown, vested or contingent, liquidated or unliquidated, suspected or unsuspected, concealed or hidden, which may exist, have existed or does exist under the Contract and its non-qualified defined benefit retirement plan arrangement subject of the Contract and this Termination Agreement.

         5. Teresa L. Scherich, Death Benefit Recipient as provided for in SCHEDULE B of the Contract, does hereby endorse, execute and deliver this Termination Agreement to acknowledge and consent to the termination of the Contract for and in consideration of the transfer and assignment of ownership of the Policy to Scherich as provided for herein.

         6. Notwithstanding that the Policy may not have been formally assigned and transferred in accordance with the provisions thereof and the rules and regulations of the issuing company, all of Valley's ownership right, title and interest in and to the Policy is vested in Scherich as of his execution and delivery of this Termination Agreement.

         7. This instrument contains the entire agreement between the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                            INTENTIONALLY LEFT BLANK


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         IN WITNESS WHEREOF, the parties have executed this Termination
Agreement as of the date and year first above written.


         /s/ Teresa L. Scherich
         --------------------------
                                             /s/ Robert D. Scherich
                                             ----------------------------------
                                             Robert D. Scherich
         --------------------------          Executed this 28 day of June, 2002

                                             Valley National Gases, Inc., a West
                                             Virginia corporation

         /s/ Trish Morrison                  /s/ August E. Maier
         --------------------------          ----------------------------------
                                             By   August E. Maier
                                             Its  Acting President
                                             Executed this 28 day of June, 2002
         --------------------------


         /s/ Robert D. Scherich              /s Teresa L. Scherich
         --------------------------          ----------------------------------
                                             Teresa L. Scherich
                                             Designated Death Benefit Recipient
         --------------------------          Executed this 28 day of June, 2002


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